AMENDMENT NO. 5 AND ADDENDUM TO REVOLVING

PROMISSORY NOTE (AD&C LOAN)

BY THIS AMENDMENT NO. 5 AND ADDENDUM TO REVOLVING PROMISSORY NOTE (AD&C LOAN) (“Amendment”) dated as of March 30, 2012, BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation (“BVU”), and BLUEGREEN NEVADA, LLC, a Delaware limited liability company (“Bluegreen Nevada” and collectively with BVU, the “Borrower” or “Maker”), and RESORT FINANCE AMERICA, LLC, a Delaware limited liability company (“Lender” or “Holder”), successor-by-assignment to GMAC Commercial Finance, LLC, a Delaware limited liability company (“GMACCF”), for good and valuable consideration, the receipt of which is hereby acknowledged, hereby confirm and agree as follows:

RECITALS:

A.                 Lender is the owner and holder of that Revolving Promissory Note (AD&C Loan) dated as of February 10, 2003, as amended by an Amendment No. 1 to Revolving Promissory Note (AD&C Loan) dated as of September 10, 2003, as amended by an Amendment and Addendum to Revolving Promissory Note dated October 10, 2003, as amended by an Amendment No. 2 to Revolving Promissory Note (AD&C Loan) dated as of September 15, 2004, as amended by an Amendment No. 3 to Revolving Promissory Note (AD&C Loan) dated as of February 16, 2006, and as amended by an Amendment No. 4 to Revolving Promissory Note (AD&C Loan) dated as of July 30, 2008 in the current face amount of One Hundred Fifty Million Dollars ($150,000,000) and made payable by Maker to Residential Funding Company, LLC, a Delaware limited liability company, formerly known as Residential Funding Corporation, a Delaware corporation (“Original Lender”) (the “AD&C Loan Note”).

  B.  Original Lender previously assigned all right, title and interest in and to (but not the funding obligations under) the Loan Agreement and all Loan Documents (as defined in the Loan Agreement, hereinafter collectively, the “Loan Documents”) to RFC Resort Funding, predecessor by merger to GMACCF. Original Lender subsequently assigned all funding obligations under the Loan Agreement to GMACCF. GMACCF subsequently assigned all right, title and interest in and to the Loan Agreement and all Loan Documents to Lender. Lender presently is the owner of all right, title and interest in and to the Loan Documents. Unless otherwise indicated, all capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement, as applicable.

B.                 The AD&C Loan Note evidences Advances under the AD&C Loan made pursuant to the terms of that certain Loan Agreement executed between Borrower and Original Lender and dated as of February 10, 2003 (as subsequently amended, the “Loan Agreement”).

C.                 Pursuant to the Fifth Modification Agreement and Amendment to Project Loan Commitment (the “Fifth Amendment”), dated as of March 30, 2012, the parties agreed, among other things, to (i) amend the Project Loan Repayment Date by extending the Project Loan Repayment Date from June 30, 2012 to December 31, 2012, or as the same may be further extended in accordance with the Fifth Amendment, and (ii) adjust the interest rate to a fixed interest rate per annum equal to ten percent (10%).

D.                 Borrower and Lender wish to amend the AD&C Loan Note to reflect the above-described changes.

AGREEMENT:

1.                  Except as otherwise defined herein or unless the context otherwise requires, capitalized terms used in this Amendment shall have the meanings given to them in the AD&C Loan Note, or if not defined therein, the meanings given to them in the Loan Agreement, as amended from time to time.

2.                  Section 2(a) of the AD&C Loan Note is hereby amended to reflect that the interest shall be at a fixed interest rate per annum equal to ten percent (10%).

3.                  Section 4 of the AD&C Loan Note is hereby amended by deleting such Section in its entirety and replacing and substituting in lieu thereof the following:

Section 4  Maturity Date

The unpaid principal balance hereof, together with all unpaid interest accrued thereon, and all other amounts payable by Borrower under the terms of the Loan Documents shall be due and payable on the first to occur (the “Maturity Date”) of (1) the Project Loan Repayment Date set forth in that certain Project Commitment, dated as of May 18, 2006, as amended by (i) that certain Amendment No. 1 to Project Commitment, dated as of July 31, 2007, and (ii) that certain Amendment No. 2 to Project Commitment, dated as of July 30, 2008, as modified by the Fifth Modification Agreement (AD&C Loan Agreement) and Amendment to Project Loan Commitment, dated March 30, 2012, as such Project Loan Repayment Date may be extended in accordance therewith, or (2) the date on which this Note is required to be repaid pursuant to the Loan Agreement, including, without limitation, Section 8.2 of the Loan Agreement. If the Maturity Date should fall on a day other than a Business Day, payment of the outstanding principal and all unpaid interest due under the terms hereof shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

3.                  Borrower and Lender hereby ratify and confirm the AD&C Loan Note, as amended hereby, in all respects; and, except as amended hereby, the AD&C Loan Note shall remain in full force and effect.

4.                  This Amendment may be attached to and shall form a part of the AD&C Loan Note for all purposes.

5.                  This Amendment may be executed in counterparts, and any number of such counterparts which have been executed by all persons whose signatures are required below shall constitute one original.

[Signatures on Following Pages]

Amendment No. 5 and Addendum to Revolving Promissory Note (AD&C Loan)	Page 2

IN WITNESS WHEREOF this instrument is executed by the parties hereto as of the date set forth above.

“MAKER”

BLUEGREEN VACATIONS UNLIMITED, INC.

a Florida corporation

By: /s/

Printed Name: _________________________

Title: ________________________________

BLUEGREEN NEVADA, LLC,

a Delaware limited liability company

By: /s/

Printed Name: _________________________

Title: ________________________________

Amendment No. 5 and Addendum to Revolving Promissory Note (AD&C Loan)	Page 3

Accepted by:

“LENDER”

RESORT FINANCE AMERICA, LLC, a Delaware limited liability company

By: /s/

Printed Name:_________________________

Its:_________________________________

Amendment No. 5 and Addendum to Revolving Promissory Note (AD&C Loan)	Page 4